UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2024

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America's Car-Mart Inc.

(Exact name of registrant as specified in its charter)

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Texas	0-14939	63-0851141
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

(Address of Principal Executive Offices) (Zip Code)

(479) 464-9944

(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

_______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	CRMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On October 9, 2024, affiliates of America’s Car-Mart, Inc. (the “Company”) completed a securitization transaction (the “Securitization Transaction”), which involved the issuance and sale in a private offering of $228,230,000 aggregate principal amount of 6.06% Class A Asset Backed Notes (the “Class A Notes”) and $71,770,000 aggregate principal amount of 9.21% Class B Asset Backed Notes (the “Class B Notes” and, together with the Class A Notes, the “Notes”). The Notes were issued by ACM Auto Trust 2024-2 (the “Issuer”), an indirect subsidiary of the Company. The Notes are collateralized by $507.2 million of accounts receivables related to installment sale contracts originated by the Company’s operating subsidiaries, America’s Car Mart, Inc. and Texas Car-Mart, Inc. The Issuer will be the sole obligor of the Notes; the Notes will not be obligations of or guaranteed by the Company or any of its other affiliates or subsidiaries. Net proceeds from the offering (after deducting the underwriting discount payable to the initial purchasers and other expenses) were approximately $297.9 million and are being used to pay outstanding debt and make the initial deposits into collection and reserve accounts for the benefit of noteholders.

S&P Global Rating Agency has rated the Notes as follows: Class A Notes, A (sf); and Class B Notes, BBB (sf).

To execute the Securitization Transaction, Colonial Auto Finance, Inc., a wholly-owned subsidiary of the Company (the “Seller”), sold or conveyed certain customer receivable contracts (the “Receivables”) (loans made to finance customer purchases of used vehicles from the Company’s subsidiaries) to ACM Funding, LLC, an indirect wholly-owned subsidiary of the Company (the “Depositor”), pursuant to a Purchase Agreement, dated as of October 9, 2024, by and between the Seller and the Depositor (the “Purchase Agreement”). The Receivables were then sold by the Depositor to the Issuer pursuant to a Sale and Servicing Agreement, dated October 9, 2024, by and between the Depositor, the Issuer, America’s Car Mart, Inc., as servicer (the “Servicer”), and Deutsche Bank National Trust Company, as trustee (the “Trustee”) (the “Sale and Servicing Agreement”). Under the Sale and Servicing Agreement, the Servicer is responsible for servicing the Receivables and the Servicer will receive a monthly service fee equal to 4.00% (annualized) based on the outstanding principal balance of the Receivables. If the Servicer defaults on its obligations under the Sale and Servicing Agreement, it may, and under certain circumstances, will be terminated and replaced as servicer.

The Notes were issued pursuant to an Indenture, dated October 9, 2024, by and between the Issuer and the Trustee (the “Indenture”). The Issuer will pay interest and principal on the Notes monthly on the 20th day of each month (or, if that day is not a business day, on the next business day), starting on November 20, 2024. The Class A Notes mature on February 20, 2029, and the Class B Notes mature on August 20, 2031.

The Notes were sold initially to BMO Capital Markets Corp., ATLAS SP Securities, a division of Apollo Global Securities , LLC, and MUFG Securities Americas Inc. as initial purchasers, and then reoffered and resold only to “Qualified Institutional Buyers” as defined in Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended, in transactions meeting the requirements of Rule 144A.

Credit enhancement for the Notes will consist of over-collateralization, a reserve account funded with an initial amount of 2.50% of the pool balance as of the cut-off date, excess interest on the Receivables, and, in the case of the Class A Notes and the Class B Notes, the subordination of certain payments to the noteholders of less senior classes of notes.

The Servicer will have the right at its option to purchase (and/or designate one or more other persons to purchase) the Receivables and the other issuing entity property (other than the reserve account) from the issuing entity on any payment date if both of the following conditions are satisfied: (a) as of the last day of the related collection period, the Note balance has declined to 10% or less of the Note balance as of October 9, 2024, and (b) the sum of the purchase price (as described below) and the available funds for such payment date would be sufficient to pay the sum of (i) the servicing fee for such payment date and all unpaid servicing fees for prior periods, (ii) all fees, expenses and indemnities owed to the Trustee, the owner trustee, the backup servicer, the certificate registrar, the paying agent and the calculation agent and not previously paid (without giving effect to any caps), (iii) interest then due on the outstanding Notes and (iv) the aggregate unpaid Note balance of all of the outstanding Notes. If the Servicer (or its designee) purchases the Receivables and other Issuer property (other than the reserve account), the purchase price will equal the greater of (a) the unpaid principal amount of all of the outstanding Notes, plus accrued and unpaid interest on the outstanding Notes at the applicable interest rate up to but excluding that payment date (after giving effect to all distributions to be made on that payment date) and (b) the pool balance.

If certain events of default were to occur under the Indenture, the Trustee may, and at the direction of the required noteholders, shall cause the unpaid principal amount of all of the Notes outstanding, together with accrued and unpaid interest thereon, to be immediately due and payable. Events of default under the Indenture include, but are not limited to, events such as failure to make required payments on the Notes or specified bankruptcy-related events. If an event of default related to specified bankruptcy-related events were to occur under the Indenture, all unpaid principal of and accrued and unpaid interest, if applicable, on all the Notes outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any noteholder.

The foregoing descriptions of the Indenture, the Purchase Agreement, and the Sale and Servicing Agreement do not purport to be complete and are qualified in their entirety by reference to such documents, which are filed as Exhibits 4.1, 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On October 11, 2024, the Company issued a press release announcing the Securitization Transaction. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

4.1	Indenture, dated October 9, 2024, by and between ACM Auto Trust 2024-02 and Deutsche Bank National Trust Company, as Indenture Trustee.
10.1	Purchase Agreement, dated October 9, 2024, by and between Colonial Auto Finance, Inc. and ACM Funding, LLC.
10.2	Sale and Servicing Agreement, dated October 9, 2024, by and among ACM Auto Trust 2024-02, ACM Funding, LLC, America’s Car Mart, Inc., Deutsche Bank National Trust Company, as Indenture Trustee, Calculation Agent and Paying Agent, and Systems & Services Technologies, Inc. as Backup Servicer.
99.1	Press Release dated October 11, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

America's Car-Mart Inc.

Date: October 11, 2024	By:	/s/ Vickie D. Judy
Vickie D. Judy
Chief Financial Officer (Principal Financial Officer)